EXHIBIT 12



                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (Millions of Dollars Except Ratios)

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

                                                                      Three Months Ended                     Year Ended
                                                                       December 31, 2000              December 31, 2000
                                                                      ------------------            -------------------

EARNINGS:

Earnings before income taxes                                                    $   75.3                       $  404.6

Interest expense                                                                    40.0                          148.3

Portion of rent expense representative of an interest factor                         6.9                           27.6
                                                                                --------                       --------
Adjusted earnings before taxes and fixed charges                                $  122.2                       $  580.5
                                                                                ========                       ========

FIXED CHARGES:

Interest expense                                                                $   40.0                       $  148.3

Portion of rent expense representative of an interest factor                         6.9                           27.6
                                                                                --------                       --------
Total fixed charges                                                             $   46.9                       $  175.9
                                                                                ========                       ========



RATIO OF EARNINGS TO FIXED CHARGES                                                  2.61                           3.30
                                                                                ========                       ========

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